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                                  EXHIBIT 23.1
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                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference into this Registration Statement (Form S-8) for the registration of 1,990,625 shares of common stock issuable upon exercise of stock options granted under the 1994 Stock Option Plan of Brightpoint, Inc. of our report dated January 28, 1997, with respect to the consolidated financial statements of Brightpoint, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related schedule included therein, filed with the Securities and Exchange Commission.





Indianapolis, Indiana
September 24, 1997